Exhibit 99.1

News Announcement                 For Immediate Release

NEXSTAR BROADCASTING THIRD QUARTER NET

REVENUE RISES 42.6% TO A RECORD $224.9 MILLION

Net Revenue Growth Drives Record 3Q Operating Income of $48.3 Million up 15.9%,

BCF of $84.3 Million up 27.5%, Adjusted EBITDA of $73.2 Million up 27.5%,

and Free Cash Flow of $46.2 Million up 19.0%

IRVING, Texas – November 3, 2015 – Nexstar Broadcasting Group, Inc. (NASDAQ: NXST) (“Nexstar” or “the Company”) today reported record financial results for the third quarter ended September 30, 2015 as summarized below.

Summary 2015 Third Quarter Highlights

	Three Months Ended September 30,			Nine Months Ended September 30,
($ in thousands)	2015	2014	Change	2015	2014	Change
Local Revenue	$88,018	$65,828	+33.7%	$266,533	$201,931	+32.0%
National Revenue	$37,899	$25,572	+48.2%	$112,270	$78,836	+42.4%
Core Revenue	$125,917	$91,400	+37.8%	$378,803	$280,767	+34.9%

Political Revenue	$2,563	$18,179	(85.9)%	$4,829	$28,928	(83.3)%
Retransmission Fee Revenue	$80,045	$40,740	+96.5%	$216,328	$110,829	+95.2%
Digital Media Revenue	$20,127	$12,936	+55.6%	$60,619	$32,461	+86.7%
Other	$1,406	$1,170	+20.2%	$3,986	$3,282	+21.5%
Trade and Barter Revenue	$11,537	$7,629	+51.2%	$34,715	$22,458	+54.6%
Gross Revenue	$241,595	$172,054	+40.4%	$699,280	$478,725	+46.1%
Less: Agency Commissions	$16,698	$14,310	+16.7%	$49,670	$40,218	+23.5%
Net Revenue	$224,897	$157,744	+42.6%	$649,610	$438,507	+48.1%

Gross Revenue Excluding Political	$239,032	$153,875	+55.3%	$694,451	$449,797	+54.4%

Income from Operations	$48,315	$41,696	+15.9%	$138,761	$104,338	+33.0%

Broadcast Cash Flow(1)	$84,290	$66,095	+27.5%	$245,379	$175,408	+39.9%
Broadcast Cash Flow Margin(2)	37.5%	41.9%		37.8%	40.0%

Adjusted EBITDA(1)	$73,182	$57,415	+27.5%	$212,114	$149,123	+42.2%
Adjusted EBITDA Margin(2)	32.5%	36.4%		32.7%	34.0%

Free Cash Flow(1)	$46,243	$38,870	+19.0%	$139,265	$94,503	+47.4%

(1)	Definitions and disclosures regarding non-GAAP financial information are included on page 5, while reconciliations are included on page 9.
(2)	Broadcast cash flow margin is broadcast cash flow as a percentage of net revenue. Adjusted EBITDA margin is Adjusted EBITDA as a percentage of net revenue.

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Nexstar Broadcasting Group Q3 2015 Results, 11/3/15

CEO Comment

Perry A. Sook, Chairman, President and Chief Executive Officer of Nexstar Broadcasting Group, Inc. commented, “Nexstar generated record third quarter revenue, BCF, Adjusted EBITDA and free cash flow, all of which exceeded consensus expectations.  Our results again reflect the strength of our existing operations, the successful integration of recently completed accretive station and digital media acquisitions, and exceptional distribution revenue growth.

“Nexstar’s consistent industry out-performance is the direct result of our disciplined operating and cost management practices, revenue diversification initiatives and the success we are achieving in identifying, financing and integrating accretive acquisitions. With our long-term strategic focus on completing accretive transactions that expand our scale and free cash flow, Nexstar remained active and successful during the third quarter in building the platform for continued growth and the return of political advertising revenue in 2016.   During the quarter we announced another accretive transaction whereby we will acquire four CBS-affiliated stations in North Dakota.  Pro-forma for its completion by early 2016, and the continued strength of our operating results and recent share repurchases, Nexstar’s 2015/2016 free cash flow projection increases to approximately $467 million, or average pro-forma free cash flow of approximately $7.62 per share per year.  As reflected by our proposal to acquire Media General in an accretive manner, we fully intend to remain active on this front as our proven corporate, broadcast and digital media management teams have built an excellent record of delivering enhanced shareholder value on a near- and long-term basis.

“Third quarter organic and acquisition related revenue growth in all of our non-political revenue sources, including a 37.8% rise in core ad revenue, a 55.6% increase in digital media revenue and retransmission fee revenue that was 96.5% higher than the comparable year-ago period, more than offset an 85.9% year-over-year reduction in political revenue.  Excluding political advertising revenue, third quarter revenue grew 55.3%.  In addition, Nexstar’s accretive M&A activity is accelerating our revenue diversification initiatives as reflected in total third quarter retransmission fee and digital media revenue growth, which rose 86.6% to $100.2 million and accounted for 44.5% of net revenue. By comparison, total third quarter retransmission fee and digital media revenue comprised 28.3% of net revenue in the 2013 third quarter, the previous non-political period. We expect our long-term distribution revenue growth trend to continue. In late 2014 additional contract renewals representing about 40% of the Company’s MVPD subscribers were completed while another approximately 45% of our subscribers are being renewed in 2015.

“Third quarter BCF, Adjusted EBITDA and free cash flow increases of 27.5%, 27.5% and 19.0%, respectively, highlight the value of our strategies to expand our scale while delivering organic core advertising, distribution and digital media revenue growth and exercising cost disciplines. The value-building accretive transactions completed over the last year added 27 stations as well as a digital media advertising and programmatic technology provider to our growth platform. On a pro forma basis, since 2011 Nexstar has acquired 62 television stations and four digital media businesses for approximately $1.2 billion in accretive transactions and with their successful integration we are realizing the forecasted synergies and efficiencies disclosed at the time the transactions were announced.

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“Our focus on building shareholder value through platform and free cash flow building initiatives is being complemented by a keen focus on managing costs and the capital structure.  At the same time, our growing free cash flow affords us the financial flexibility to continue pursuing additional accretive transactions, while simultaneously reducing leverage and returning capital to shareholders through the quarterly cash dividend and share repurchases.

“As we prepare for what are expected to be record levels of political advertising in 2016, Nexstar is on pace to achieve its projected pro-forma free cash flow of approximately $467 million during the 2015/2016 cycle which will mark the Company’s fourth and fifth consecutive years of record free cash flow.  Notably, with over $139 million in free cash flow generated year-to-date, we’ve already recorded over $4.55 per share in free cash flow in 2015. With the full year benefit in 2016 of significant retrans renewals, the upcoming completion of the North Dakota transaction and our ability to capture large shares of political advertising in our markets, we believe we have excellent visibility to delivering on or exceeding our free cash flow targets.

“Importantly, our pro forma station platform reaches approximately 18% of all U.S. television households. As such, Nexstar has a considerable runway for further expansion through additional accretive station and digital media acquisitions. Nexstar is already growing rapidly as a result of our highly successful organic and M&A initiatives, and we remain active and engaged in pursuing other accretive transactions.”

The consolidated debt of Nexstar and its wholly owned subsidiaries, Mission Broadcasting, Inc. and Marshall Broadcasting Group, Inc. at September 30, 2015, was $1,485.1 million including senior secured debt of $693.4 million.  The Company’s total net leverage ratio at September 30, 2015 was 4.26x compared to a total permitted leverage covenant of 6.75x. The Company’s first lien net leverage ratio at September 30, 2015 was 1.96x compared to the covenant maximum of 4.00x.

The table below summarizes the Company’s debt obligations:

($ in millions)	9/30/2015	12/31/2014(1)
Revolving Credit Facilities	$7.0	$5.5
First Lien Term Loans	$686.4	$696.0
6.875% Senior Unsecured Notes	$519.6	$518.9
6.125% Senior Unsecured Notes	$272.1	$-
Total Debt	$1,485.1	$1,220.4

Cash on Hand	$23.4	$131.9

(1)

The Company early adopted a recent accounting standard related to the presentation of debt financing costs in its condensed consolidated balance sheets which requires cost to third parties that are directly attributable to issuing a debt instrument to be presented as a direct deduction from the carrying value of debt as opposed to an asset. As such the amounts previously reported as debt as of December 31, 2014 were decreased by a total of $15.8 million.

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Nexstar Broadcasting Group Q3 2015 Results, 11/3/15

Nexstar Proposal to Acquire Media General

On September 28, Nexstar announced a proposal to acquire Media General, Inc. (NYSE: MEG) for $10.50 per share in cash and a fixed ratio of 0.0898 Nexstar shares per Media General share.  The Nexstar proposal provides a significant premium to Media General’s shareholders and is currently valued at $15.34 per Media General share, representing a premium of 37.6% to Media General’s closing stock price on September 25.  On October 14, Media General announced that it will exchange information with Nexstar related to Nexstar’s proposal to acquire Media General.

The Nexstar proposal would enable Nexstar and Media General shareholders to participate in the near- and long-term upside of a pure-play broadcasting company with expanded audience reach, a more diversified portfolio, and a significantly stronger financial profile, including substantial free cash flow per share, led by a proven broadcast and digital media management team. Nexstar believes its proposal is a superior offer to the Meredith-Media General transaction and that the market understands how strategically and financially compelling this combination is for the shareholders of both companies.

BofA Merrill Lynch is acting as financial advisor and Kirkland & Ellis LLP is acting as legal counsel to Nexstar in connection with the proposed transaction.

Share Repurchase Authorization and Activity

On August 10, Nexstar announced that it intended to act on the Board of Directors’ authorization to repurchase up to $100 million of its Class A common stock and to date, the Company has repurchased approximately one million shares at an average purchase price of approximately $48.13 per share which was funded from cash flow from operations.  Reflecting the shares repurchased to date, Nexstar has approximately 30.62 million shares of Class A common stock outstanding (the only class of shares outstanding).

Repurchases by the Company are subject to available liquidity, general market and economic conditions, alternate uses for the capital and other factors. Share repurchases may be made from time to time in open market transactions, block trades or in private transactions in accordance with applicable securities laws and regulations and other legal requirements, including compliance with the Company’s finance agreements. The repurchase program may be suspended or discontinued at any time without prior notice and all shares purchased will be held in the Company’s treasury for possible future use.

Third Quarter Conference Call

Nexstar will host a conference call at 10:00 a.m. ET today.  Senior management will discuss the financial results and host a question and answer session.  The dial in number for the audio conference call is 719/457-2645, conference ID 1411639 (domestic and international callers).  In addition, a live audio webcast of the call will be accessible to the public on Nexstar’s web site, www.nexstar.tv and a recording of the webcast will be archived on the site for 90 days following the live event.

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Nexstar Broadcasting Group Q3 2015 Results, 11/3/15

Definitions and Disclosures Regarding non-GAAP Financial Information

Broadcast cash flow is calculated as income from operations, plus corporate expenses, depreciation, amortization of intangible assets and broadcast rights (excluding barter), (gain) loss on asset disposal and non-cash representation contract termination fee, minus broadcast rights payments.

Adjusted EBITDA is calculated as broadcast cash flow less corporate expenses.

Free cash flow is calculated as income from operations plus depreciation, amortization of intangible assets and broadcast rights (excluding barter), (gain) loss on asset disposal, non-cash compensation expense and non-cash representation contract termination fee, less payments for broadcast rights, cash interest expense, capital expenditures and net operating cash income taxes.

Broadcast cash flow, Adjusted EBITDA and free cash flow results are non-GAAP financial measures.  Nexstar believes the presentation of these non-GAAP measures are useful to investors because they are used by lenders to measure the Company’s ability to service debt; by industry analysts to determine the market value of stations and their operating performance; by management to identify the cash available to service debt, make strategic acquisitions and investments, maintain capital assets and fund ongoing operations and working capital needs; and, because they reflect the most up-to-date operating results of the stations inclusive of TBAs or LMAs.  Management believes they also provide an additional basis from which investors can establish forecasts and valuations for the Company’s business.

For a reconciliation of these non-GAAP financial measurements to the GAAP financial results cited in this news announcement, please see the supplemental tables at the end of this release.

About Nexstar Broadcasting Group, Inc.

Nexstar Broadcasting Group is a leading diversified media company that leverages localism to bring new services and value to consumers and advertisers through its traditional media, digital and mobile media platforms. Nexstar owns, operates, programs or provides sales and other services to 107 television stations and related digital multicast signals reaching 58 markets or approximately 18.0% of all U.S. television households. Nexstar’s portfolio includes affiliates of NBC, CBS, ABC, FOX, MyNetworkTV, The CW, Telemundo, Bounce TV, Me-TV, LATV, Estrella, This TV, Weather Nation Utah, Movies! and News/Weather. Nexstar’s community portal websites offer additional hyper-local content and verticals for consumers and advertisers, allowing audiences to choose where, when and how they access content while creating new revenue opportunities.

Pro-forma for the completion of all announced transactions Nexstar will own, operate, program or provide sales and other services to 112 television stations and related digital multicast signals reaching 59 markets or approximately 18.0% of all U.S. television households.

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Nexstar Broadcasting Group Q3 2015 Results, 11/3/15

Additional Information

This communication does not constitute an offer to buy or solicitation of an offer to sell any securities.  This communication relates to a proposal which Nexstar Broadcasting Group, Inc. (“Nexstar”) has made for a business combination transaction with Media General, Inc. (“Media General”).  In furtherance of this proposal and subject to future developments, Nexstar (and, if a negotiated transaction is agreed, Media General) may file one or more registration statements, prospectuses, proxy statements or other documents with the U.S. Securities and Exchange Commission (“SEC”).  This communication is not a substitute for any registration statement, prospectus, proxy statement or other document Nexstar and/or Media General may file with the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF NEXSTAR AND MEDIA GENERAL ARE URGED TO READ ANY REGISTRATION STATEMENT, PROSPECTUS, PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Any definitive proxy statement (if and when available) will be mailed to stockholders of Media General.  Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by Nexstar or Media General through the web site maintained by the SEC at http://www.sec.gov.

Certain Information Regarding Participants

Nexstar and certain of its directors and executive officers may be deemed to be participants in any solicitation with respect to the proposed transaction under the rules of the SEC.  Security holders may obtain information regarding the names and interests of Nexstar’s directors and executive officers in Nexstar’s Annual Report on Form 10-K for the year ended December 31, 2014, which was filed with the SEC on March 2, 2015, and Nexstar’s proxy statement for the 2015 Annual Meeting of Stockholders, which was filed with the SEC on April 24, 2015.  These documents can be obtained free of charge from the sources indicated above.  Additional information regarding the interests of participants in any proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will also be included in any proxy statement and other relevant materials to be filed with the SEC if and when they become available.

Forward-Looking Statements

This news release includes forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. Forward-looking statements include information preceded by, followed by, or that includes the words "guidance," "believes," "expects," "anticipates," "could," or similar expressions.  For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.  The forward-looking statements contained in this news release, concerning, among other things, changes in net revenue, cash flow and operating expenses, involve risks and uncertainties, and are subject to change based on various important factors, including the impact of changes in national and regional economies, our ability to service and refinance our outstanding debt, successful integration of acquired television stations (including achievement of synergies and cost reductions), pricing fluctuations in local and national advertising, future regulatory actions and conditions in the television stations' operating areas, competition from others in the broadcast television markets served by the Company, volatility in programming costs, the effects of governmental regulation of broadcasting, industry consolidation, technological developments and major world news events.  Unless required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this news release might not occur.  You should not place undue reliance on these forward-looking statements, which speak only as of the date of this release.  For more details on factors that could affect these expectations, please see our filings with the Securities and Exchange Commission.

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Nexstar Broadcasting Group Q3 2015 Results, 11/3/15

Contact:
Thomas E. Carter	Joseph Jaffoni, Jennifer Neuman
Chief Financial Officer	JCIR
Nexstar Broadcasting Group, Inc.	212/835-8500 or nxst@jcir.com
972/373-8800

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Nexstar Broadcasting Group Q3 2015 Results, 11/3/15

Nexstar Broadcasting Group, Inc.

Condensed Consolidated Statements of Operations
(in thousands, except per share amounts, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Net revenue	$224,897	$157,744	$649,610	$438,507

Operating expenses:
Corporate expenses	11,108	8,680	33,265	26,285
Station direct operating expenses, net of trade, depreciation and amortization	78,455	46,257	219,109	129,821
Station selling, general and administrative expenses, net of depreciation and amortization	45,318	34,972	137,007	102,203
Trade and barter expense	11,334	7,736	34,273	22,459
Depreciation	13,076	8,838	35,250	25,800
Amortization of intangible assets	11,351	6,392	35,648	18,697
Amortization of broadcast rights, excluding barter	5,940	3,173	16,297	8,904
Total operating expenses	176,582	116,048	510,849	334,169
Income from operations	48,315	41,696	138,761	104,338

Interest expense, net	(20,396)	(15,530)	(60,080)	(46,039)
Loss on extinguishment of debt	-	-	-	(71)
Other expenses	(115)	(172)	(383)	(427)
Income before income taxes	27,804	25,994	78,298	57,801
Income tax expense	(10,649)	(10,590)	(29,331)	(24,100)
Net income	17,155	15,404	48,967	33,701
Net loss attributable to noncontrolling interests	127	-	1,543	-
Net income attributable to Nexstar	$17,282	$15,404	$50,510	$33,701

Basic net income per common share attributable to Nexstar	$0.55	$0.50	$1.62	$1.10
Basic weighted average number of common shares outstanding	31,262	30,888	31,261	30,711

Diluted net income per common share attributable to Nexstar	$0.54	$0.48	$1.57	$1.05
Diluted weighted average number of common shares outstanding	32,151	32,067	32,263	31,970

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Nexstar Broadcasting Group Q3 2015 Results, 11/3/15

Nexstar Broadcasting Group, Inc.

Reconciliation of Broadcast Cash Flow and Adjusted EBITDA (Non-GAAP Measures)

UNAUDITED

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
Broadcast Cash Flow and Adjusted EBITDA:	2015	2014	2015	2014

Income from operations	$48,315	$41,696	$138,761	$104,338

Add:
Depreciation	13,076	8,838	35,250	25,800
Amortization of intangible assets	11,351	6,392	35,648	18,697
Amortization of broadcast rights, excluding barter	5,940	3,173	16,297	8,904
(Gain) loss on asset disposal, net	(5)	(7)	922	139
Corporate expenses	11,108	8,680	33,265	26,285
Non-cash representation contract termination fee	-	353	1,516	353

Less:
Payments for broadcast rights	5,495	3,030	16,280	9,108

Broadcast cash flow	84,290	66,095	245,379	175,408
Margin %	37.5%	41.9%	37.8%	40.0%

Less:
Corporate expenses	11,108	8,680	33,265	26,285

Adjusted EBITDA	$73,182	$57,415	$212,114	$149,123
Margin %	32.5%	36.4%	32.7%	34.0%

Nexstar Broadcasting Group, Inc.

Reconciliation of Free Cash Flow (Non-GAAP Measure)

UNAUDITED

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
Free Cash Flow:	2015	2014	2015	2014

Income from operations	$48,315	$41,696	$138,761	$104,338

Add:
Depreciation	13,076	8,838	35,250	25,800
Amortization of intangible assets	11,351	6,392	35,648	18,697
Amortization of broadcast rights, excluding barter	5,940	3,173	16,297	8,904
(Gain) loss on asset disposal, net	(5)	(7)	922	139
Non-cash compensation expense	2,853	1,928	8,515	5,484
Non-cash representation contract termination fee	-	353	1,516	353

Less:
Payments for broadcast rights	5,495	3,030	16,280	9,108
Cash interest expense	19,456	14,848	57,324	44,006
Capital expenditures	7,842	4,790	19,076	13,822
Operating cash income taxes, net of refunds(1)	2,494	835	4,964	2,276

Free cash flow	$46,243	$38,870	$139,265	$94,503

(1)	Excludes the payment of $18.5 million in taxes related to tax liabilities assumed in or resulting from various station acquisitions and sales.

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